UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2012

Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 10, 2012, ELPF Met Park North, L.L.C. (the “Borrower”), a wholly owned subsidiary of Jones Lang LaSalle Income Property Trust, Inc. (the “Company”), defaulted on its mortgage loan payable obligation collateralized by Metropolitan Park North, a 179,000 square foot office building located in Seattle, Washington (the “Property”).

As described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed on November 1, 2011, the Property was expected to lose the primary tenant, Nordstrom, at the expiration of its lease on January 31, 2012. Nordstrom recently signed a two-year lease extension, reducing their space by approximately 49,000 square feet to approximately 86,000 square feet and reducing its rent by approximately $14 per square foot. Given the reduced rent and occupancy by the building’s primary tenant, revenue from the Property no longer covers debt service payments on the mortgage loan.

The Seattle market suffered the loss of a number of large corporate office tenants over the past few years, leaving large vacancies and falling rents. The Property is currently valued at less than the outstanding debt. Given the depressed office rental rates in Seattle and the significant retenanting costs to release the Property, the Company does not anticipate any near-term recovery in value. The Borrower intends to ultimately relinquish its ownership of the Property to AXA Equitable Life Insurance Company (the “Lender”) in a deed in lieu of foreclosure transaction or other alternative including foreclosure in satisfaction of the mortgage.

The outstanding amount of the mortgage loan is approximately $56.5 million, bearing interest at a fixed rate of 5.73%, and is scheduled to mature in April 2013. The loan contains an acceleration clause pursuant to which the Lender may, in the event of a default and without notice, declare the outstanding loan balance immediately due and payable. During the time the default exists, the Lender may charge default interest at a rate of 9.73%. The loan is non-recourse to the Company.

This transaction is not expected to have an impact on the Company’s net asset value as the Company has previously written off all assets of the Borrower related to the Property.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) may contain forward-looking statements regarding, among other things, the future value of the Property and the Company’s shares. Forward-looking statements include, but are not limited to, statements that represent the Company’s beliefs concerning future operations, strategies, financial results or other developments. Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, “may,” “should,” “expect,” “anticipate,” “estimate,” “would be,” “believe,” or “continue” or the negative or other variations of comparable terminology. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Factors that could cause the Company not to realize its plans, intentions or expectations include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this Current Report. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/S/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President

Date: February 13, 2012